                                                                 EXHIBIT 10.6

                            WASTE MANAGEMENT, INC.
                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                    --------------------------------------

                  (As Amended and Restated as of November 11, 1997)

     Waste Management, Inc. (formerly "WMX Technologies, Inc."), a Delaware corporation, established this Supplemental Executive Retirement Plan effective as of January 1, 1988, amended and restated the Plan effective as of May 14, 1993 and again effective January 24, 1995. The Plan was further amended and restated to make other necessary and desirable changes effective November 11, 1997, all as set forth below.

     1.   Definitions.  Wherever used in this Plan, the following terms shall
          -----------
have the following meanings, unless a different meaning is clearly required by the context:

          (a)  Code:  The Internal Revenue Code of 1986, as amended from time to
               ----
time. Reference to a section of the Code shall include that section and any corresponding provisions of any future legislation that amends, supplements or supersedes that section.

          (b)  Committee:  With respect to participation in the Plan by
               ---------
individuals who are executive officers of the Company whose compensation is administered by the Compensation and Stock Option Committee of the Company's Board of Directors, the term "Committee" shall mean the Compensation and Stock Option Committee of the Company's Board of Directors. With respect to participation in the Plan by all other individuals, the term "Committee" shall mean the Executive Committee of the Company (or one or more persons designated by it).

          (c)  Company:  Waste Management, Inc., a Delaware corporation.
               -------

          (d)  Compensation: A Participant's "compensation" for any year is such
               ------------
Participant's total salary and bonus as accrued in the consolidated financial records of the Company and its subsidiaries for that year (without regard to any reduction thereto under any salary reduction agreement entered into under section 125 or 401(k) of the Code), but excluding any other form of compensation such as bonuses under the Company's or any subsidiary's long-term incentive bonus program, income attributable to stock options or Company contributions under pension, profit sharing or other plans.

          (e)  Disability:  A physical or mental disability as defined for
               ----------
purposes of the Pension Plan.

          (f)  Final Average Compensation:  The monthly average of a
               --------------------------
Participant's Compensation with the Company or a Participating Subsidiary for the three consecutive calendar years in which such Participant's aggregate Compensation was the highest out of the last ten calendar years ending on or before such Participant's date of retirement or other termination of employment.

          (g)  Inactive Participant:  An individual who became a Participant
               --------------------
hereunder and thereafter ceased to be in the class of employees eligible to participate in the Plan as a result of the classification of exempt employees pursuant to the total compensation review conducted in 1997 or who is designated by the Committee as an Inactive Participant. An Inactive Participant shall continue to be a Participant for purposes of continuing to accrue Eligibility Service hereunder, but not Benefit Service. The benefits of an Inactive Participant shall be determined in accordance with Section 5(c), unless provided for separately in an agreement with the Company in which case the terms of that agreement shall prevail.

          (h)  Normal Retirement Date:  The first day of the month coinciding
               ----------------------
with or next following the Participant's 60th birthday.

          (i)  Participant:  Any person who is eligible to participate in this
               -----------
Plan as provided in Section 3 and who is designated as a Participant by the Committee. A Participant shall remain a Participant for such period of time as such person is designated as a Participant by the Committee. Except where the context requires otherwise, the term "Participant" shall also mean an Inactive Participant or a retired or terminated Participant who continues to be entitled to receive retirement benefits under this Plan after retirement or other termination of employment.

          (j)  Participating Subsidiary:  Waste Management of North America,
               ------------------------
Inc., Chemical Waste Management, Inc., any majority-owned subsidiary of either or any other subsidiary of the Company designated by the Committee from time to time.

          (k)  Pension Plan: The Waste Management, Inc. Pension Plan, as amended
               ------------
from time to time.

          (l)  Plan:  This Waste Management, Inc. Supplemental Executive
               ----
Retirement Plan, as amended from time to time (commonly referred to as the "SERP").

          (m)  Service:  A Participant's service for purposes of eligibility for
               -------
benefits and amount of benefits, determined as follows:

               (i)  Benefit Service: A Participant's benefit service as
                    ---------------
determined for purposes of the Pension Plan; provided, however, that the Benefit Service of an Inactive Participant shall be determined on the date immediately preceding the date the Participant became an Inactive Participant.

               (ii) Eligibility Service: A Participant's period of service from
                    -------------------
the date the Participant commenced or recommenced participation in the Plan or such earlier date as is approved by the Committee at the time the Participant is designated as such, and ending on the later of the date the Participant ceases to be a Participant hereunder by reason of retirement, death or termination of employment or the date the Participant ceases to be a Transferred Participant or an Inactive Participant. Notwithstanding the foregoing, a Participant's period of participation in the Chemical Waste Management, Inc. Supplemental Executive Retirement Plan prior to its merger into the Plan shall be counted as Eligibility Service hereunder.
     Notwithstanding any provision contained herein to the contrary, but subject to the break in service rules of the Pension Plan with respect to the determination of Benefit Service, all periods of service shall be aggregated.

All other terms used in both this Plan and in the Pension Plan shall have the same meaning as in the Pension Plan, and all actuarial calculations under this Plan shall be made on the same basis as for the similar purpose under the Pension Plan.

     2.   Purpose.  The purpose of this Plan is to provide a retirement income
          -------
to eligible executives of the Company and its subsidiaries to supplement the pensions payable under the Company's Pension Plan.

     3.   Eligibility.  Effective July 1, 1997, any person who is designated as
          -----------
Level F or above under the Company's compensation administration system and who is a participant in the Pension Plan shall be eligible to be a Participant in this Plan, unless the Committee shall affirmatively act to exclude the individual. In addition, the Committee may in its discretion from time to time designate other key employees of the Company or any Participating Subsidiary as eligible to participate, or to continue participating, in the Plan.

     4.   Eligibility for Benefits.  Benefits under this Plan shall be payable
          ------------------------
in respect of a Participant only if the Participant's termination of employment (for reasons other than death or Disability) occurs on or after the date such Participant has completed ten years of Eligibility Service, either as a Participant or an Inactive Participant, as evidenced in the records of the Committee. In the event of the Participant's termination of employment for reason of death or Disability, such Participant shall be entitled to receive his or her accrued benefit under the Plan in such manner and at such time as provided in Section 7 of the Plan.

     5.   Amount of Benefits.
          ------------------

          (a)  Normal Retirement.  If a Participant retires after having become
               -----------------
eligible for benefits hereunder and on or after such Participant's Normal Retirement Date, the monthly amount of such Participant's benefits under the Plan, commencing on or after Normal Retirement Date, shall be (i) 1-1/2% of Final Average Compensation per year of Benefit Service, reduced by (ii) the amount of such Participant's monthly benefit under the Pension Plan (determined without regard to any qualified domestic relations order to which such Participant's benefit under the Pension Plan is or was subject).

          (b)  Early Retirement.  If a Participant retires or terminates
               ----------------
employment after having become eligible for benefits hereunder, but before his or her Normal Retirement Date, the monthly amount of such Participant's benefits shall be determined in accordance with Section 5(a), except that if the Participant has completed less than 30 years of Benefit Service such amount shall be reduced at the rate of 2/10 of 1% for each of the first 60 months by which the benefit commencement date precedes the Participant's Normal Retirement Date, and for each additional month at such rate as is determined by the Committee in its discretion. Notwithstanding the foregoing sentence, the

Committee in its discretion may determine with respect to any particular Participant that any such reduction shall be at a lower rate or that no such reduction shall apply.

          (c)  Inactive Participants.  Effective July 1, 1997, notwithstanding
               ---------------------
any other provision of this Section 5 to the contrary, the benefit of a Participant who is an Inactive Participant at the time of retirement or termination of service with the Company or an affiliated entity shall be determined as follows: (i) if the individual became an Inactive Participant after having completed ten years of Eligibility Service, the monthly amount of benefits under the Plan shall be based on the provisions of Subsections 5(a) and
(b) as of the date immediately preceding the date the Participant became an Inactive Participant, based on Benefit Service, Final Average Compensation and the Participant's accrued benefit under the Pension Plan as of such date; and
(ii) if the individual became an Inactive Participant before having completed ten years of Eligibility Service, the monthly amount of benefits under the Plan commencing on or after Normal Retirement Age shall be 0.5% of Final Average Compensation per year of Eligibility Service completed prior to his designation as an Inactive Participant, with no offset for the pension received under the Pension Plan; provided, however, that the Inactive Participant completes ten years of Eligibility Service prior to his retirement or termination of service.

     6.   Disability.  If a Participant's employment is terminated because of
          ----------
Disability after having become eligible for benefits hereunder, but before Normal Retirement Date, such Participant shall be eligible to receive a benefit under the Plan beginning on his Normal Retirement Date. The amount of benefit under this Plan to such a Participant shall be determined in accordance with
Section 5, but shall be reduced for any year by any benefits payable to the Participant for that year under any long-term disability program maintained or contributed to by the Company or a Participating Subsidiary. In computing the Benefit Service of such a Participant, his Service shall include the period of Disability determined in the same manner as for purposes of the Pension Plan.

     7.   Payment of Benefits.  Payment of a Participant's benefits under this
          -------------------
Plan shall begin as of the same date as such Participant's pension commencement date under the Pension Plan, unless an earlier commencement date is specifically approved by the Committee, in which case the Committee shall provide for such adjustment in the amount of benefits as it determines in its discretion to be appropriate. Payment of such benefits shall be in the form of a straight life annuity and shall continue thereafter monthly for the Participant's life. However, if payment of a Participant's pension under the Pension Plan is to be made in the form of a qualified joint and survivor annuity or in any other optional form, the benefits under this Plan shall be paid in that same form, in an amount actuarially equivalent to the straight life annuity otherwise payable hereunder, and with the same contingent annuitant or contingent beneficiary as under the Pension Plan.

     8.   Surviving Spouse Benefit.
          ------------------------

          (a) If a Participant dies (i) after having become eligible for benefits hereunder and (ii) either (A) before termination of employment or (B) after termination of employment and before the commencement of benefits under the Plan, provided in case (B), the Participant and his or her spouse had not effectively waived the qualified joint and survivor annuity under the Pension Plan, the Participant's surviving spouse shall be eligible to receive a monthly benefit for life.

          (b) Such surviving spouse benefit shall be in the monthly amount that would have been payable under this Plan to the Participant's surviving spouse under the qualified joint and survivor annuity described in Section 7 if:

               (i) in the case of a Participant who dies after attaining the "earliest benefit commencement date" (as defined below), the Participant had retired on the day before his or her death and elected to commence receiving benefits under this Plan as of such date, or

               (ii) in the case of a Participant who dies on or before the earliest benefit commencement date, the Participant had lived and begun to receive benefits under this Plan on the earlier benefit commencement date and had died on the day after that date, calculated in either case on the basis of the Participant's Final Average Compensation and Benefit Service as of the date of death or termination of employment, whichever is earlier, or the date the Participant became an Inactive Participant, if applicable. For purposes of this Section 8(b), a Participant's "earliest benefit commencement date" is the first day of the month coinciding with or next following the later of (A) such Participant's 55th birthday or (B) completion of ten years of participation hereunder.

          (c) Payment of the surviving spouse benefit hereunder shall begin as of the same date as the spouse's benefit payable to the surviving spouse under the Pension Plan, unless an earlier commencement date is specifically approved by the Committee, in which case the Committee shall provide for such adjustment in the amount of benefit as it determines in its discretion to be appropriate. Payment of such surviving spouse benefit shall continue thereafter monthly for the spouse's life. However, if the payment of the surviving spouse's benefit under the Pension Plan is to be made in some other form, the benefits under this Plan shall be paid in that same form, in an amount actuarially equivalent to the annuity otherwise payable hereunder, as under the Pension Plan.

     9.   Conditions on Benefits.  If a Participant engages in competition with
          ----------------------
the Company or any affiliated entity (without prior authorization in writing) or is discharged for cause, or performs acts of willful malfeasance or gross negligence in a matter of material importance to the Company or any affiliated entity, benefits payable thereafter to the Participant or such Participant's surviving spouse shall be forfeited at the discretion of the Company's Board of Directors and the Company shall have no further obligation to the Participant or spouse under the Plan.

     10.  Re-employment.  If a retired Participant is re-employed by the Company
          -------------
or a Participating Subsidiary, no benefits shall be payable during the period of re-employment, and the benefits payable following subsequent retirement shall be calculated so as to take into account such Participant's additional period of service and Final Average Compensation, with appropriate actuarial adjustment for any benefits paid under the Plan following such Participant's earlier retirement; provided, however, that the amount of such benefit as recalculated, before taking into account any such actuarial adjustment, shall not be less than such Participant's benefit immediately following such Participant's earlier retirement.

     11.  Administration and Interpretation.  The Committee shall be the Plan
          ---------------------------------
administrator. The Committee shall have the authority to control and manage the operation and administration of the Plan, to adopt rules and regulations regarding the administration of the Plan, to interpret the Plan, to determine the conditions subject to which any benefits may be payable, and to make any other determinations which the Committee believes are necessary or advisable for the administration of the Plan. The Committee shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Committee with respect to the Plan. Determinations by the Committee shall be final and binding on all parties with respect to all matters relating to the Plan. The Committee may delegate all or any part of its authority to any officer of the Company.

     12.  Claims Procedure.
          ----------------

          (a) If a Participant or other person believes that such person is entitled to benefits under the Plan, such person may file a claim for benefits in writing with the Committee. If a claim for benefits is wholly or partially denied, the Committee shall give the claimant written notice of the denial within a reasonable period of time after receipt of the claim by the Committee. Such notice shall set forth:

               (i)    the specific reason or reasons for the denial,

               (ii) specific reference to pertinent provisions of the Plan on which the denial is based,

               (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and

               (iv)   an explanation of the claim review procedure.

          (b) A claimant whose claim is denied, or such claimant's duly authorized representative, may submit a written request for review to the Committee within 60 days after receiving notice of the denial. In connection with such request, the claimant or his authorized representatives may review pertinent documents and may submit issues and comments in writing. If such a request is made, the Committee shall make a full and fair review of the denial of the claim and shall make a decision not later than 60 days after receipt of the request, unless special circumstances (such as the need to hold a hearing) require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request. The decision on review shall be in writing and shall include specific reasons for the decision and specific references to the pertinent provisions of the Plan on which the decision is based.

     13.  Amendment and Termination.  The Plan may be amended or terminated at
          -------------------------
any time by action of the Company's Board of Directors or the Compensation and Stock Option Committee thereof. However, no such action shall, without the consent of the Participant, reduce or impair the benefits then currently payable to a Participant or surviving spouse, nor divest a Participant of any benefits such Participant would have been entitled to receive had such Participant resigned from the Company's employ immediately before the effective date of the amendment or termination.

     14.  Miscellaneous.
          -------------

          (a)  Spendthrift provision. No interest of any person or entity in, or
               ---------------------
right to receive a benefit under the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a benefit be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

          (b)  No Guarantee of Employment.  Nothing in the Plan shall be
               --------------------------
construed as a contract of employment or be deemed to confer upon any Participant the right to be retained in the service of the Company or any affiliated entity, nor shall it interfere with the right of the Company or any affiliated entity to discharge or otherwise deal with any Participant without regard to the existence of this Plan.

          (c)  No Funding.  The Plan shall at all times be entirely unfunded and
               ----------
no provision shall at any time be made with regard to segregating any assets of the Company for payment of any benefits hereunder. All benefits under the Plan are payable, as and when they come due, solely from the general assets of the Company. No Participant, surviving spouse or other person shall have any interest in any particular assets of the Company by reason of the right to receive a benefit under the Plan and any such Participant, surviving spouse or other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Plan. Nothing contained in the Plan shall constitute a guaranty by the Company or any other entity or person that the assets of the Company will be sufficient to pay any benefit hereunder.

          (d)  Facility of Payment.  When, in the Committee's opinion, a
               -------------------
Participant or surviving spouse is under a legal disability or is incapacitated in any way so as to be unable to manage his or her affairs, the benefits hereunder may be paid to the Participant or spouse, or to a duly appointed guardian or conservator, custodian, adult relative, or directly for the benefit, of the Participant or surviving spouse, as the Committee shall in its discretion determine. Any such payments shall constitute a complete discharge therefor with respect to the Plan, the Committee and the Company.

          (e)  Withholding for Taxes.  Notwithstanding any other provisions of
               ---------------------
this Plan, all payments hereunder shall be subject to any applicable withholding for all federal, state and local taxes.

          (f)  Corporate successors.  The Plan shall not be automatically
               --------------------
terminated by a transfer or sale of assets of the Company or by the merger or consolidation of the Company into or with any other corporation or other entity, but the Plan shall be continued after such sale, merger or consolidation only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan. In the event that the Plan is not continued by the transferee, purchaser or successor entity, then the Plan shall terminate.

          (g)  Unclaimed benefit.  Each Participant shall keep the Company
               -----------------
informed of his current address and the current address of his spouse. The Committee shall not be obligated to search for the whereabouts of any person.
If the location of a Participant is not made known to the Company within three years after the date on which payment of the Participant's benefit may first be made, payment may be made as though the Participant had died at the end of the three-year period. If, within one additional year after such three-year period has elapsed, or, within three years after the actual death of a Participant, the Committee is unable to locate any surviving spouse of the Participant, then the Company shall have no further obligation to pay any benefit hereunder to such Participant or surviving spouse or any other person and such benefit shall be irrevocably forfeited.

          (h)  Limitations on liability.  Notwithstanding any of the preceding
               ------------------------
provisions of the Plan, neither the Company nor any individual acting as an employee or agent of the Company shall be liable to any Participant, former Participant, surviving spouse or any other person for any claim, loss, liability or expense incurred in connection with the Plan.

          (i)  Governing Law.  The Plan shall be construed and administered
               -------------
according to the laws of the State of Illinois to the extent that such laws are not preempted by the laws of the United States of America.

          (j)  Gender and Number.  In the Plan, wherever the context admits,
               -----------------
words in the singular include the plural and words in the plural include the singular, and masculine terms shall be deemed to include the feminine.

          (k)  Headings.  The headings of sections are included solely for
               --------
convenience of reference, and if there is any conflict between such headings and the text of the Plan, the text shall control.

                            *          *          *

     The foregoing is the true and complete text of the Waste Management, Inc. Supplemental Executive Retirement Plan as amended and restated by the Compensation and Stock Option Committee of the Board of Directors of Waste Management, Inc. as of November 11, 1997.

                                      /s/ Herbert A. Getz
                                      _____________________________
                                      Herbert A. Getz
                                      Senior Vice President and Secretary